Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Amendment No. 3 to this registration statement on Form S-3 of our report dated June 3, 1997, on our audits of the combined financial statements of MAPICS, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Combined Financial Data."







                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 29, 1997